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                                    FLASHCOM, INC.                    EXH. 10.17

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 18th day of February, 2000, by and between Flashcom, Inc., a Delaware corporation (the "Company"), the persons identified on Exhibit A-1 attached hereto (the "Series A Holders"), the persons identified on Exhibit A-2 attached hereto (the "Series B Holders") and the persons identified on Exhibit A-3 attached hereto (the "Founders").

                                 R E C I T A L S

        WHEREAS, in connection with the Company's issuance of 5,771,679 shares of Series A Preferred Stock (the "Series A Shares") pursuant to that certain Series A Preferred Stock Purchase Agreement (the "Series A Purchase Agreement") dated as of June 8, 1999, the Company entered into an Investors' Rights Agreement with the Series A Holders as a condition to the Closing thereunder.

        WHEREAS, in connection with the Company's issuance of up to 12,861,500 shares of Series B Preferred Stock (the "Series B Shares") pursuant to that certain Series B Preferred Stock Purchase Agreement dated as of even date herewith, the Company, the Series A Holders and the Series B Holders have agreed to enter into this Amended and Restated Investors' Rights Agreement as a condition to Closing thereunder.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

        1. DEFINITIONS.

               As used herein:

               1.1 The term "Holder" means the Series A Holders and the Series B Holders having the right to acquire Registrable Shares or any assignee thereof in accordance with Section 2.10 hereof.

               1.2 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

               1.3 For the purposes hereof, the term "Registrable Shares" means and includes (i) the shares of common stock of the Company issued or issuable upon conversion of the Series A Shares and the Series B Shares, (ii) the shares of common stock issued or issuable upon exercise of the warrants dated as of May 7, November 9, December 1 and December 20, 1999 and February 14, 2000 issued to certain of the Series A Holders, the Series B Holders, the Investors and their respective affiliates, (iii) the shares of common stock issued to the Series A Holders as the date hereof, and (iv) any common stock of the Company issued, or issuable upon the conversion or exercise of any warrant, right or other security which is issued, as a result of a stock split, dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in
(i), (ii) or (iii) above, excluding in all cases, however, any Registrable Shares sold by a person in a transaction in which his or her rights under
Section 2 are not assigned.



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               1.4 The term "Ownership Percentage" means and includes, with respect to each Holder of Registrable Shares requesting inclusion of Registrable Shares in an offering pursuant to this Agreement, the number of Registrable Shares held by such Holder divided by the aggregate of all Registrable Shares held by all Holders requesting registration in such offering.

               1.5 The term "Piggyback Registrable Shares" means and includes
(i) Registrable Shares, and (ii) any common stock of the Company held by any Founder or any common stock of the Company issued, or issuable upon conversion or exercise of any warrant, right or other security which is issued, as a result of a stock split, dividend, or other distribution with respect to or in exchange for or in replacement of the shares of common stock held by any Founder.

               1.6 The term "Securities Act" means the Securities Act of 1933, as amended.

               1.7 The term "Public Offering" means and includes the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities to the general public for the account of the Company.

        2. REGISTRATION RIGHTS.

               2.1 "PIGGY BACK" REGISTRATION. If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights other than pursuant to Section 2.2 hereof) any of its common stock (other than a registration relating solely to the sale of securities to participants in a Company employee benefits plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Piggyback Registrable Shares or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered), it shall send to each Holder and to each Founder written notice of such determination and, if within fifteen (15) days after receipt of such notice, such Holder or such Founder shall so request in writing, the Company shall use its commercially reasonable best efforts to include in such registration statement all or any part of the Piggyback Registrable Shares that such Holder or such Founder requests to be registered. If such registration involves an underwritten public offering and the total amount of securities, including Piggyback Registrable Shares, requested by stockholders to be included in such offering exceeds the amount of securities that the managing underwriter determines in its sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Piggyback Registrable Shares, which the managing underwriter determines in its sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned in the following order of priority (A) first, to the Company, (B) second, among the Holders requesting to sell common stock issuable upon conversion of Series A Shares and Series B Shares according to each such Holder's Ownership Percentage,
(C) third, to the Founders requesting to sell Piggyback Registrable Shares according to the total amount of securities held by each such Founder, and (D) fourth, to the extent additional securities may be included therein, pro rata among the other selling stockholders according to the total amount of securities owned by each such stockholder); provided, however, that in any registration other than the initial Public Offering of the Company's common stock, the number of shares requested to be included by the Holders shall not be reduced below 25% of the total number of securities to be provided in the registration. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Piggyback Registrable


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Shares and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder" as defined in this sentence. If any Holder or Founder disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. No incidental right under this Section 2.1 shall be construed to limit any registration required under Section 2.2.

               2.2 REQUIRED REGISTRATION.

                      (a) At any time or times not earlier than the earlier of either (i) 180 days after the completion by the Company of its initial Public Offering or (ii) March 31, 2001, one or more Holders of at least 30% of the shares of common stock issued or issuable upon conversion of the Series A Shares and the Series B Shares may require the Company to register some or all of such Holders' Registrable Shares, provided that each such registration covers an offering with an aggregate offering price of at least $5,000,000. Such Holder(s) shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale of all or any portion of the Registrable Shares, and within ten (10) days of the receipt after such notice, the Company will so notify all holders of Registrable Shares.

                      (b) Upon written request of any Holder given within thirty
(30) days after the receipt by such Holder from the Company of such notification, the Company will use its commercially reasonable best efforts to cause all or any part of the Registrable Shares that may be requested by any Holder thereof (including the Holder or Holders giving the initial notice of intent to offer (each an "Initiating Holder" and collectively the "Initiating Holders")) to be registered under the Securities Act as expeditiously as possible. The Company shall file a registration statement covering the Registrable Shares so requested to be registered as soon as practical, but in any event within sixty (60) days after receipt by the Company of the request of the Initiating Holder.

                      (c) Notwithstanding anything contained in this Section 2.2 or Section 2.3 to the contrary, if the Company furnishes to the Holders requesting any registration pursuant to such sections a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company and that it is in the best interests of the Company to defer the filing of a registration statement, then the Company shall have the right to defer the filing of a registration statement with respect to such offering for a period of not more than ninety (90) days from receipt by the Company of the request by the Initiating Holder; provided, however, that the Company may not exercise such right more than once in any twelve-month period.

                      (d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as part of their request and the Company shall include such information in the written notice referred to above.

                      (e) If the registration to be effected pursuant to this
Section 2.2 is a registration in connection with the Company's initial Public Offering, the underwriter shall be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In all subsequent registrations effected pursuant to this Section 2.2, the underwriter shall be

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selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In any event, the right of any Holder to include his, her or its Registrable Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters selected for such underwriting.

                      (f) Notwithstanding the foregoing, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Shares which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Shares that may be included in the underwriting shall be allocated among the Holders requesting inclusion in such underwriting pursuant to Section 2.2(b) above according to each such Holder's Ownership Percentage. No shares proposed to be registered by the Company or by any party other than the Holders requesting inclusion in such registration pursuant to Section 2.2(b) above shall be included in the underwriting unless all shares requested to be included in such underwriting pursuant to Section 2.2(b) are included therein.

                      (g) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2: (i) after the Company has effected three (3) registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective, (ii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration statement filed under the Securities Act (other than a registration relating solely to the sale of securities to participants in a Company stock plan), provided that the Company is actively employing in good faith its commercially reasonable best efforts to cause such registration statement to become effective, or (iii) if the Initiating Holders propose to dispose of shares of Registrable Shares that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

               2.3 REGISTRATION ON FORM S-3. In case the Company shall receive from a Holder or Holders of (x) at least twenty percent (20%) of the shares of common stock issued or issuable upon conversion of the Series A Shares or (y) at least twenty percent (20%) of the Shares of Common Stock issued or issuable upon conversion of the Series B Shares, a written request or requests that the Company effect a registration on Form S-3 (or any similar form promulgated by the Securities and Exchange Commission) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                      (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                      (b) as soon as practicable, use its commercially reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3: (1) if Form S-3 is not available for such

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offering by the Holders; (2) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.3; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (3) if such Form S-3 registration covers an offering with reasonably anticipated aggregate proceeds of less than $2,500,000; or (4) if the Company has effected two (2) registrations pursuant to this Section 2.3 within the past twelve (12) months and such registrations have been declared or ordered effective.

                      (c) Subject to the foregoing, the Company shall use its commercially reasonable best efforts to file a registration statement covering the Registrable Shares and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as a demand for registration effected pursuant to Section 2.2. If the Holders giving the initial notice propose to offer the Registrable Shares by means of an underwriting, the terms of Sections 2.2(d) and (e) shall apply.

               2.4 EFFECTIVENESS.

                      (a) The Company will use its commercially reasonable best efforts to maintain the effectiveness for up to nine (9) months of any registration statement pursuant to which any of the Registrable Shares are being offered; provided, however, that: (i) such nine-month period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such nine-month period shall be extended, if necessary, to keep the registration statement effective until the earlier to occur of (A) eighteen (18) months following the effectiveness of the registration statement, or (B) the date that all such Registrable Shares are sold, provided that Rule 415, or any successor rule under Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in the registration statement.

                      (b) The Company will from time to time amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

               2.5 INDEMNIFICATION.

                      (a) Indemnification of Holders. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each Holder and each underwriter of the Registrable Shares so registered (including any

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broker or dealer through whom such shares may be sold) and each person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act, Exchange Act or other federal or state law or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 2.5(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any Holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Shares, such underwriter or such controlling person, as the case may
be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the fees and expenses of not more than one such separate counsel. The Company shall not be liable to indemnify any person under this Section 2.5(a) for any settlement of any such action effected without the Company's consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 2.5(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

                      (b) Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, each Holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom any of such shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and



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against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), several but not joint, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only to the extent that any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, expressly for use therein; provided that in no event shall the total amount for which any Holder shall be liable hereunder exceed the net proceeds from the offering received by such Holder. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Shares, the Company will notify such Holder of Registrable Shares in writing of the commencement thereof, and such Holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of such Holder would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case such Holder shall pay, as incurred, the fees and expenses of not more than one such separate counsel. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any Holder of Registrable Shares pursuant to Section 2.5, the Company shall have the right to assume the defense of such action, subject to the right of such holders to participate therein as permitted by Section 2.5. Such Holder shall not be liable to indemnify any person for any settlement of any such action effected without such Holder's consent (which consent shall not be unreasonably withheld). Such Holder shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

               2.6 CONTRIBUTION. If the indemnification provided for in Section
2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or


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the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided that in no event shall contributions by a Holder hereunder exceed the net proceeds from the offering received by such Holder. No person guilty of fraudulent misrepresentation (with the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any person who is not guilty of such fraudulent representation.

               2.7 EXCHANGE ACT REGISTRATION. With a view to making available to the Holders the benefits of Rule 144 promulgated under Securities Act and any other rule or regulation of the Securities and Exchange Commission (the "SEC") that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                      (a) use its commercially reasonable best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                      (b) take such reasonable action, including the voluntary registration of its common stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Shares, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                      (c) file on a timely basis with the SEC all information that the SEC may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company's common stock;

                      (d) furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (iii) any other reports and documents that a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Shares without registration.

               2.8 FURTHER OBLIGATIONS OF THE COMPANY. Whenever the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                      (a) Furnish to each selling Holder such copies of the registration statement (including any amendments thereto) and each preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public offering of its Registrable Shares;

                      (b) Use its commercially reasonable best efforts to register or qualify the Registrable Shares to be registered pursuant to this Agreement under the applicable securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where


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it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                      (c) Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                      (d) Cause all such Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                      (e) Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

                      (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                      (g) Furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:

                      (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares; and

                          (ii) "comfort" letters signed by the Company's
independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

                      (h) Permit each selling Holder or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them; and

                      (i) Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the SEC in connection with any such offering unless confidential treatment of such information has been requested of the SEC.

               2.9 EXPENSES. In the case of a registration under Sections 2.1,
2.2 or 2.3 the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, SEC filing fees, "blue sky" fees and expenses, and all NASD, stock exchange listing and qualification fees (including (i) in connection with the Company's initial Public Offering, reasonable fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; provided, however, if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them, and (ii) in connection with any subsequent registrations pursuant to Section 2.2, reasonable fees and disbursements of one counsel for the selling Holders selected by them not to exceed $35,000); provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the underwriter's commissions or discounts attributable to the Registrable Shares being offered and sold by the Holders of Registrable Shares, or (ii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders initiating such registration (in which case, subject to the last provision of this Section 2.9 all Holders initiating such registration shall bear such expenses pro rata based upon the total number of Registrable Shares requested to be included therein by each such Holder); provided, further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section
2.2 if the registration request is subsequently withdrawn at the request of the Initiating Holders (in which case, subject to the last provision of this Section
2.9 all Initiating Holders shall bear such expenses pro rata based upon the total number of Registrable Shares requested to be included therein by each such Holder), unless such Initiating Holders agree to forfeit their right to one demand registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal of registration request under Section 2.2 or 2.3,
(a) the Initiating Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to such Holders at the time of their request, and (b) such Initiating Holders have withdrawn the request with reasonable promptness following discovery of such material adverse change, then such Initiating Holders shall not be required to pay any of such expenses with respect to any registration under either Section 2.2 or 2.3, and shall retain their rights pursuant to Section 2.2.

               2.10 TRANSFER OF REGISTRATION RIGHTS. The registration rights of a Holder of Registrable Shares or of a Founder of Piggyback Registrable Shares, under this Agreement may be transferred (i) in the case of an individual, to any member of the immediate family of such individual or to any trust for the benefit of the individual or any such family member or members, (ii) to any partner or affiliate of a Holder, and (iii) to any transferee provided that the transferee receives at least 100,000 Registrable Shares and/or Piggyback Registrable Shares (as adjusted for stock splits, combinations and the like). In the event of a transfer of registration rights as provided in (i), (ii) or (iii) above, the transferee shall execute a counterpart to this Agreement and agree to be bound by the terms of this Agreement. The transferor shall provide the Company with written notice of such transfer within a reasonable time. Notwithstanding the foregoing, the registration rights of a Holder or a Founder under this Agreement may not be transferred to an entity, or a person controlled by, under common control with or controlling such entity, which is a direct competitor of the Company.

               2.11 NO SUPERIOR RIGHTS. The Company will not grant registration rights to any person or entity without first obtaining the prior written consent of the Holders of a majority of the Series A Shares and the Series B Shares, voting together on an "as converted" basis as a single class.

               2.12 MARKET STAND-OFF AGREEMENT. Provided that all officers and directors are also so bound, no Holder or Founder shall, to the extent requested by the Company or any managing underwriter of the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period (the "Stand-Off Period") up to 180 days following the effective date of a registration statement of the Company filed under the Securities Act for the initial Public Offering (or such shorter period as the Company or managing underwriter may authorize) except for securities sold as part of the offering covered by such registration statement in accordance with the provisions of this Agreement. In order to enforce the foregoing covenant, the Company may impose stock transfer restrictions with respect to the Registrable Shares of each Holder or Piggyback Registrable Shares held by each Founder until the end of the Stand-Off Period. Notwithstanding the foregoing, the obligations described in this Section 2.12 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

               2.13 TERMINATION OF REGISTRATION RIGHTS. The obligations of the Company to register any Holder's Registrable Shares pursuant to this Section 2 shall terminate five (5) years after the Company's initial Public Offering ("Initial Offering"). In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to provisions of the Exchange Act, (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144(k), and (c) Registrable Securities held by such Holder equal less than one percent (1%) of the outstanding shares of common stock of the Company (on an as converted basis).

        3. RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES.

               3.1 PRO RATA RIGHT. The Company hereby grants to each Holder who holds at least 200,000 Series A Shares, Series B Shares, or common stock issued upon conversion thereof (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), the right of first refusal to purchase a pro rata share of all New Securities (as defined in paragraph 3.2 below) which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for purposes of this right of first refusal, is a ratio, (A) the numerator of which is the number of shares of common stock held by such Holder or issuable upon conversion of the Series A Shares or Series B Shares, as the case may be, then held by such Holder on the date of the Company's written notice pursuant to paragraph 3.3 below; and (B) the denominator of which is the total number of shares of common stock then outstanding (assuming full conversion and exercise of all securities convertible or exercisable into shares of common stock). The Holder shall also be entitled to a right of first refusal to purchase on a pro rata basis, any shares not elected to be purchased by the other Holders pursuant to this Section 3.1 in accordance with the terms set forth in Section 3.3 below. This right of first refusal shall be subject to the following additional provisions of this Section
3. The right of first refusal in this Section 3.1 shall not be applicable (i) to the issuance or sale of New Securities to employees, consultants, officers or directors pursuant to any stock purchase plan or arrangement, stock option plan or other stock incentive plan or agreement approved by the Board of Directors,
(ii) to or after consummation of an Initial Offering, (iii) to the issuance of New Securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of New Securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (v) to the issuance of New Securities in connection with debt financing transactions through a bank or other financial institution or equipment lease financings.

               3.2 DEFINITION OF NEW SECURITIES. "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into or exercisable for shares of capital stock.

               3.3 REQUIRED NOTICES. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice, pursuant to the provisions of Section 9 hereof, of the proposed issuance, describing the type of New Securities, the price, the general terms upon which the Company proposes to issue the same and the pro rata portion of such New Securities such Holder is entitled to purchase. Each Holder shall have thirty (30) days after the date of receipt of such notice to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event the Holders fail to fully exercise the right of first refusal as to their pro rata share of New Securities (the "Unexercised Securities") offered within said thirty (30) day period, the Company shall give each Holder who has elected to exercise such right of first refusal notice that it may elect to purchase all or any portion of the Unexercised Securities upon similar terms as previously offered. Each such Holder shall have thirty (30) days after the date of receipt of such notice to agree to purchase all or any portion of the Unexercised Securities by giving written notice to the Company and stating therein the quantity of Unexercised Securities to be purchased; provided that if the Holders in the aggregate elect to purchase more shares than are available as Unexercised Securities, such securities shall be allocated to such Holders on a pro rata basis according to each such Holder's Ownership Percentage.

               3.4 COMPANY'S RIGHT TO SELL. In the event the Holders in the aggregate fail to exercise the right of first refusal as to all of the New Securities offered within the 30 or 60 day period, as applicable, provided in
Section 3.3 above, the Company shall have sixty (60) days after the expiration of such period to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) and to sell all such New Securities respecting which the Holders' options were not exercised, at a price and upon general terms no more favorable in any material respect to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within said sixty (60) day period or entered into an agreement to sell all such New Securities within said sixty (60) day period (or sold and issued all such New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Holders in the manner provided above.

               3.5 ASSIGNMENT. The right of first refusal set forth in this
Section 3 is nonassignable, except that (a) such right is assignable by each Holder to any wholly-owned subsidiary, to any entity under common investment management with such Holder (in the case of any Holder that is an investment company), or to any corporation, entity or other person which is, within the meaning of the Securities Act, controlled by any such Holder, (b) such right is assignable between and among any of the Holders, (c) upon the death of any individual Holder, such right shall pass to the beneficiaries under the deceased Holder's last will and testament or to the distributees of the deceased Holder's estate, and (d) such right is assignable by a partnership to its partners in connection with distributions to the partners and if so assigned will be treated as one Holder for purposes of this Section 3.

               3.6 TERMINATION. The right of first refusal granted to Holders pursuant to this Section 3 shall terminate upon the closing of the Company's initial firm commitment underwritten public offering; provided that such right shall not be applicable to the securities issued in such public offering.

        4. COVENANTS. The Company further agrees to the following covenants which shall remain in effect until expiration as provided in Section 4.5 below:

               4.1 INFORMATION RIGHTS.

                      (a) The Company shall furnish to each Investor (provided that such Investor agrees to maintain the confidentiality thereof, it being understood that, in the case of Intel, such agreement is set forth in that certain Corporate Non-Disclosure Agreement dated May 4, 1999), as soon as practicable after the end of each fiscal year, and in any event within ninety
(90) days thereafter, audited consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and accompanied by a report and opinion thereon, by independent public accountants selected by the Company's Board of Directors.

                      (b) In addition to the information specified in Section 4.1(a) above, the Company shall furnish to any Holder of at least 1,000,000 Series A Shares, Series B Shares, or common stock issued upon conversion thereof (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), the following reports provided such Holder agrees to maintain the confidentiality of the following information to the extent specified by the Board of Directors (it being understood that, in the case of Intel, such agreement is set forth in that certain Corporate Non-Disclosure Agreement dated May 4, 1999):

                          (i) As soon as practicable, but in any event within
forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement and statement of cash flows, and an unaudited balance sheet as of the end of such fiscal quarter;

                          (ii) As soon as practicable, but in any event within
thirty (30) days after the end of each month an unaudited monthly profit and loss statement and cash flow statement and balance sheet; and

                          (iii) As soon as practicable, but in any event at
least thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include a projection of income and a projected cash flow statement for such fiscal year and a projected balance sheet as of the end of such fiscal year.

               (c) Provided the Holder continues to hold at least 1,000,000 Series A Shares, Series B Shares, or common stock issued upon conversion thereof (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), the Holder or Holder's representation shall have the right during normal business hours, to visit and inspect the properties of the Company, including its corporation and financial records, and to discuss its business and finances with officers of the Company.

                      (d) The rights granted pursuant to this Section 4.1 may not be assigned or otherwise conveyed by any Holder or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld; provided that the Company may refuse such written consent if the proposed transferee is a competitor of the Company; and provided further, that no such written consent shall be required if the transfer is in connection with the transfer of securities to any partner or retired partner of any Holder that is a general or limited partnership or to any such partner's estate.

                      (e) The rights granted pursuant to this Section 4.1 shall terminate upon the Company's Initial Offering. Following the Company's Initial Offering, the Company shall deliver to Intel copies of the Company's 10-K's, 10-Q's, 8-K's and Annual Reports to Stockholders promptly after such documents are filed with the SEC.

               4.2 EMPLOYEE STOCK OPTIONS AND RESTRICTED STOCK. All options or restricted stock issued pursuant to the Company's stock option plans and restricted stock purchase plans shall be approved by the Board of Directors and shall be subject to a vesting period of not less than four years, unless an exception to the standard vesting is approved by the Board of Directors. Additionally, unless otherwise approved by the Board of Directors, the Company shall cause each employee who becomes a holder of shares of the Company's common stock, whether through purchase of restricted stock or otherwise, to execute a stock restriction agreement, pursuant to which the Company shall have right (but not the obligation) to repurchase at the purchase price paid by the employee all or any part of the shares held by the employee in the event the employee's employment with the Company is terminated prior to 48 months from the date of employment; provided, however, that on the first anniversary of employee's employment with the Company, 25% of the employee's shares shall no longer be subject to repurchase, and, provided further that each month following the first anniversary of employee's employment with the Company, an additional 1.56% of the employees shares no longer be subject to repurchase. All shares of common stock held by employees of the Company shall be subject to a right of first refusal granted to the Company.

               4.3 PROPRIETARY RIGHTS AGREEMENTS. Each officer, employee or consultant of the Company will execute a proprietary information agreement in a form approved by the Company's Board of Directors.

               4.4 APPROVAL OF EXPENDITURES. All agreements or transactions involving expenditures in excess of $1,000,000 shall be reviewed and approved by the Company's Board of Directors.

               4.5 ELECTION OF DIRECTOR. For so long as entities affiliated with Behrman Capital ("Behrman Entities") hold at least 50% of the Series B Shares originally purchased by them pursuant to that certain Series B Preferred Stock Purchase Agreement dated February 16, 2000 (the "Series B Purchase Agreement") or common stock issued upon conversion of such Series B Shares, all parties to this Agreement that hold shares of Series B Preferred Stock shall, at any annual or special meeting of stockholders at which directors of the Company are to be elected, vote all such shares of Series B Preferred Stock in favor of the election of the nominee of Behrman Capital. This Section 4.5 shall apply with equal force to actions by written consent relating to the election of directors of the Company.

               4.6 EXPIRATION OF COVENANTS. The covenants set forth in this
Section 4 shall expire and be of no further force or effect upon the Company's Initial Offering.

        5. RIGHT OF PURCHASE IN INITIAL OFFERING.

               (a) Notwithstanding any other provisions of this Agreement, in the event that the Company undertakes the initial Public Offering of its Common Stock (the "Initial Offering"), the Company shall request, and use its commercially reasonable best efforts to cause, the managing underwriter or underwriters of the Initial Offering to establish a directed shares program (a "Directed Shares Program"), pursuant to which a limited number of the securities to be offered in the Initial Offering ("Directed Shares") would be offered to "friends of the Company" at the initial public offering price. In the event that any such Directed Shares Program were established, each Series B Holder would have the right to purchase on a priority basis, at a minimum, such number of Directed Shares determined by multiplying (i) such Series B Holder's Pro-Rata Share (as defined in Section 3.1) by (ii) the total number of Directed Shares; provided that the managing underwriter or underwriters may reduce the number of Directed Shares included in any Directed Shares Program to the extent counsel to the Company reasonably deems necessary to comply with applicable laws and regulations, including without limitation those promulgated by the SEC and/or The National Association of Securities Dealers, Inc. In the event that the provisions of this Section 5 may be deemed an offer to sell securities, such offer shall be void ab initio.

               (b) Each Series B Holder shall have the right to apportion their participation in the Initial Offering pursuant to this Section 5 among any of its partners, members, shareholders, affiliates or any other person or entity under common investment management with such Series B Holder.

               (c) Each Series B Holder shall, as a condition to its participation in any Directed Share Program, execute such other documents as may be required of all participants in the Directed Share Program as deemed necessary by the Company and the Underwriters.

               (d) The rights described in this Section 5 shall terminate and be of no further force and effect following the consummation of the Company's Initial Offering.

        6. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto.

        7. LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        8. AMENDMENT. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, and (ii) the holders of a majority of the Registrable Shares. Notwithstanding anything herein to the contrary, no amendment or waiver to Section 16 of this Agreement shall be effective without the written consent of Intel.

        9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        10. NOTICE. Unless otherwise provided, any notice required or permitted under this Agreement shall be in writing, shall be effective upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by registered or certified mail, postage prepaid, return receipt requested, (ii) upon delivery, if delivered by hand,
(iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or
(iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed as follows:

If to Intel, to:             Intel Corporation
                             2200 Mission College Blvd.
                             Mail Stop RN6-46
                             Santa Clara, California  95052
                             Attn:  M&A Portfolio Manager
                             Fax Number:  (408) 765-6038

        with copies to:      Intel Corporation
                             2200 Mission College Blvd.
                             Santa Clara, California 95052
                             Attn:  General Counsel
                             Fax Number:  (408) 765-1859

If to any Series A Holder, to: The name and address set forth on Exhibit A-1 hereto.

If to any Series B Holder, to: The name and address set forth on Exhibit A-2 hereto.

If to a Founder, to:           The name and address set forth on Exhibit A-3
                               hereto.

If to the Company, to:         Flashcom, Inc.
                               5312 Bolsa Avenue
                               Huntington Beach, CA 92649
                               Attn:  General Counsel
                               Facsimile:  (714) 799-2412

        with a copy to:        K.C. Schaaf, Esq.
                               Stradling Yocca Carlson & Rauth
                               660 Newport Center Drive, Suite 1600
                               Newport Beach, CA  92660
                               Facsimile:  (949) 725-4100

               Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

        11. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        12. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        13. AGGREGATION OF STOCK. All shares of Registrable Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        14. ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        15. REFERENCES. Any references to forms or schedules governed by the Securities Act or Exchange Act means such forms or schedules under the Securities Act and Exchange Act as in effect on the date hereof or any successor forms or schedules subsequently adopted by the SEC.

        16. DISPUTE RESOLUTION. If there arises a dispute between any party to this Agreement, including, without limitation Intel, and any other party to this Agreement regarding this Agreement, those parties agree to negotiate in good faith to resolve the dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties, then each party shall nominate one partner, member or senior officer of the rank of Vice President or higher as its representative. These representatives shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If any alternative method of dispute resolution is not agreed upon within thirty
(30) days after the one day mediation, either party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

        17. INFORMATION CONFIDENTIAL. The parties hereto are bound by the confidentiality and non-disclosure provisions of Section 7.13 of the Series B Purchase Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Investors' Rights Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   FLASHCOM, INC.


                                   By: /s/ RICHARD RASMUS
                                       -----------------------------------------
                                           Richard Rasmus,
                                           President and Chief Operating Officer

                                   SERIES A HOLDERS:


                                   COMMUNICATIONS VENTURES III, L.P.


                                   By:  Com Ven III, LLC, its General Partner


                                   By:  /s/ CLIFF HIGGERSON
                                       -----------------------------------------
                                   Its: Member
                                        ----------------------------------------


                                   COMMUNICATIONS VENTURES III CEO &
                                   ENTREPRENEURS FUND


                                   By:  Com Ven III, LLC, its General Partner


                                   By:  /s/ CLIFF HIGGERSON
                                       -----------------------------------------
                                   Its: Member
                                       ----------------------------------------

                                    MAYFIELD IX


                                    By: Mayfield IX Management, LLC, its General
                                        Partner


                                    By:  /s/ GEORGE A. PAVLOV
                                       -----------------------------------------
                                    Its: Authorized Signatory
                                        ----------------------------------------


                                    MAYFIELD ASSOCIATES FUND IV


                                    By: Mayfield IX Management, LLC, its General
                                        Partner


                                    By:  /s/ GEORGE A. PAVLOV
                                       -----------------------------------------
                                    Its: Authorized Signatory
                                        ----------------------------------------

                                    INTEL CORPORATION


                                    By:  /s/ ARVIND SODHANI
                                       -----------------------------------------
                                    Its: Vice President and Treasurer
                                        ----------------------------------------


                                    SYCR INVESTMENT FUND I, LLC

                                    By:  /s/ STEPHEN T. FREEMAN
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    /s/ K.C. SCHAAF
                                    --------------------------------------------
                                        K.C. Schaaf



                                    --------------------------------------------
                                        John McQuillan

SIGNATURE PAGE TO FLASHCOM, INC. AMENDED AND RESTATED INVESTORS' RIGHTS
AGREEMENT

                                    SERIES B HOLDERS:



                                    Investor Name:
                                                  ------------------------------
                                    Signature:
                                                  ------------------------------
                                    Print Name:
                                                  ------------------------------
                                    Its:
                                                  ------------------------------

                                    [The Agreement contains counterpart
                                     signature pages for each investor listed in Schedule A hereto]

                                   EXHIBIT A-1

                 LISTING OF HOLDERS OF SERIES A PREFERRED STOCK


NAME AND ADDRESSES OF HOLDERS                    NO. SHARES OF SERIES A
OF SERIES A PREFERRED STOCK                            PREFERRED
--------------------------------------------------------------------------

 Communication Ventures III, L.P.              1,682,553
 505 Hamilton Avenue, Ste. 305
 Palo Alto, California 94301

 Communication Ventures III CEO &              84,127
 Entrepreneurs Fund
 505 Hamilton Avenue, Ste. 305
 Palo Alto, California 94301

 Mayfield IX                                   2,685,323
 2800 Sand Hill Road
 Menlo Park, California 94025

 Mayfield Associates Fund IV                   141,333
 2800 Sand Hill Road
 Menlo Park, California 94025

 Intel Corporation                             1,059,996
 2200 Mission College Blvd.
 Mail Stop RN6-46
 Santa Clara, California 95052
 Attn:  M&A Portfolio Manager

 With copies to:

 Intel Corporation
 2200 Mission College Blvd.
 Santa Clara, California 95052
 Attn:  General Counsel

 SYCR Investment Fund I, LLC                   17,667
 660 Newport Center Dr., Suite 1600
 Newport Beach, California 92660

 K.C. Schaaf                                   12,367
 660 Newport Center Dr., Suite 1600
 Newport Beach, California 92660

 John McQuillan                                88,333
 c/o Ann Burnham
 McQuillan Ventures
 1620 Sudbury Road
 Concord, Massachusetts 01742


                                   EXHIBIT A-2

                 LISTING OF HOLDERS OF SERIES B PREFERRED STOCK

NAME AND ADDRESSES OF INVESTORS                  NO. SHARES OF SERIES B
IN SERIES B PREFERRED STOCK                       PREFERRED PURCHASED
--------------------------------------------------------------------------
 FIRST CLOSING

 The New Economy Fund                                 1,522,070
 c/o Capital Research and Management Company
 333 South Hope Street, 53rd Floor
 Los Angeles, California  90017

 SMALLCAP World Fund, Inc.                            1,484,018
 c/o Capital Research and Management Company
 333 South Hope Street, 53rd Floor
 Los Angeles, California  90017

 American Variable Insurance Series Global              38,052
 Small Capitalization Fund
 c/o Capital Research and Management Company
 333 South Hope Street, 53rd Floor
 Los Angeles, California  90017

 Blueprint Ventures Emerging Communications           1,225,800
 Fund I, L.P.
 Embarcadero Center Four, Suite 580
 San Francisco, California  94115
 Attn:  Bart Schachter

 C.E. Unterberg, Towbin Private Equity                 456,621
 Partners II, L.P.
 c/o C.E. Unterberg Towbin
 10 East 50th Street
 New York, New York  10022
 Attn:  Mark G. Hadlock

 Intel Corporation                                     552,548
 2200 Mission College Blvd.
 Mail Stop RN6-46
 Santa Clara, California 95052
 Attn:  M&A Portfolio Manager

       With copies to:

       Intel Corporation
       2200 Mission College Blvd.
       Santa Clara, California 95052
       Attn:  General Counsel


NAME AND ADDRESSES OF INVESTORS                  NO. SHARES OF SERIES B
IN SERIES B PREFERRED STOCK                       PREFERRED PURCHASED
--------------------------------------------------------------------------
 BancBoston Capital Inc.                               456,621
 435 Tasso Street, Suite 250
 Palo Alto, California  94301
 Attn:  Maia Heymann

 Carlyle High Yield Partners, L.P.                     456,621
 520 Madison Avenue, 41st Floor
 New York, New York  10022
 Attn:  Greg Margolies

 Kohlberg, Kravis, Roberts & Co.                       350,076
 2800 Sand Hill Road, Suite 200
 Menlo Park, California  94025
 Attn:  Adam Clammer

 The Raptor Global Portfolio Ltd.                      454,642
 c/o Tudor Investment Corporation
 40 Rowes Wharf, 2nd Floor
 Boston, Massachusetts  02110
 Attn:  Rick Ganong

 Altar Rock Fund, L.P                                    1,979
 c/o Tudor Investment Corporation
 40 Rowes Wharf, 2nd Floor
 Boston, Massachusetts  02110
 Attn:  Rick Ganong

 Comdisco, Inc.                                        129,376
 6111 North River Road
 Rosemont, Illinois  60018
 Attn:  Venture Group

 TW Trust                                               38,052
 8144 Walnut Hill Lane, Suite 1010
 Dallas, Texas  95231
 Attn:  Connie Adair

 CVT Management LLC                                     30,441
 7385 Caminito Bassano
 La Jolla, California  92037
 Attn:  Alex Roudi


NAME AND ADDRESSES OF INVESTORS                  NO. SHARES OF SERIES B
IN SERIES B PREFERRED STOCK                       PREFERRED PURCHASED
--------------------------------------------------------------------------
 Internet Investor LLC, Series 8                        30,441
 450 Springfield Avenue, Suit 201
 Summit, New Jersey  07901
 Attn:  Frederick R. Krueger

 Bahram Nour-Omid and                                   30,441
 Doris Nour-Omid Trustee,
 Nour-Omid Family Trust
 2219 Tunbridge Court
 Los Angeles, California  90077

 Sean Tayebi                                            30,441
 939 Coast Boulevard, #16D
 La Jolla, California  92037

 BridgeWest LLC                                         76,104
 c/o Kathy Munro
 4370 La Jolla Village Drive, Suite 400
 San Diego, California  92122

 Steve Lehman                                           76,104
 25742 Simpson Place
 Calabasas, California  91302-3154

 Blake Bertea                                           76,104
 Blackcross
 369 San Miguel Drive, Suite 300
 Newport Beach, California  92660

 Sean Stanfield                                         15,221
 16751 Edgewater Lane
 Huntington Beach, California  92649

 Remington Industries                                   30,441
 3848 McKinley Street
 Corona, California  91719
 Attn:  Jeff Silvers

 David Fuchs                                            30,441
 1775 Newell Road
 Palo Alto, California  94303

 Kevin Wendle                                           30,441
 10671 Chalon Road
 Los Angeles, California  90077


NAME AND ADDRESSES OF INVESTORS                  NO. SHARES OF SERIES B
IN SERIES B PREFERRED STOCK                       PREFERRED PURCHASED
--------------------------------------------------------------------------
 SECOND CLOSING
 Behrman Capital II L.P.                             3,003,417
 c/o Behrman Capital
 126 East 56th Street
 New York, NY  10022
 Attn:  Grant G. Behrman

       With copies to:

       Behrman Capital
       4 Embarcadero Center, Suite 3640
       San Francisco, CA  94111
       Attn:  William Matthes

 Strategic Entrepreneur Fund II L.P.                    40,273
 c/o Behrman Capital
 126 East 56th Street
 New York, NY  10022
 Attn:  Grant G. Behrman

       With copies to:

       Behrman Capital
       4 Embarcadero Center, Suite 3640
       San Francisco, CA  94111
       Attn:  William Matthes

 Communication Ventures III, L.P.                      850,256
 505 Hamilton Avenue, Ste. 305
 Palo Alto, California 94301

 Communication Ventures III CEO &                       42,513
 Entrepreneurs Fund
 505 Hamilton Avenue, Ste. 305
 Palo Alto, California 94301

 Mayfield IX                                           863,990
 2800 Sand Hill Road
 Menlo Park, California 94025

 Mayfield Associates Fund IV                            45,473
 2800 Sand Hill Road
 Menlo Park, California 94025

 Flash Trust                                           308,220
 c/o Mayfield Funds
 2800 Sand Hill Road
 Menlo Park, California 94025


NAME AND ADDRESSES OF INVESTORS                  NO. SHARES OF SERIES B
IN SERIES B PREFERRED STOCK                       PREFERRED PURCHASED
--------------------------------------------------------------------------
 SECOND CLOSING
 SYCR  Investment Partnership 2000                      39,052
 660 Newport Center Drive, Suite 1600
 Newport Beach, California  92660

 SYCR Investment Fund II, LLC                            7,610
 660 Newport Center Dr., Suite 1600
 Newport Beach, California 92660

 TOTAL:                                             12,824,351
                                                    ==========

                                   EXHIBIT A-3

                               LISTING OF FOUNDERS



        NAMES AND ADDRESSES OF FOUNDERS                     NO. OF SHARES OF COMMON STOCK
-------------------------------------------------         ----------------------------------

                   Brad Sachs                                        11,250,000

                   Andra Sachs                                       11,250,000
